Exhibit 10.66

AMENDMENT NO. 1 TO ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO ADVISORY AGREEMENT is made as of February 28, 2018 by and among New York REIT, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), New York Recovery Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Winthrop REIT Advisors LLC, a Delaware limited liability company (the “Service Provider”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Service Provider entered into that certain Advisory Agreement, dated as of December 19, 2016, pursuant to which the Company and the Operating Partnership appointed Service Provider to (i) serve during the Interim Period as their exclusive advisor with respect to the POL Matters and provide those services set forth in section 3(a) thereof, and (ii) serve as their advisor from and after the Transition Date, to perform the Services set forth therein in each case on the terms and subject to the conditions set forth in the Advisory Agreement and subject to the supervision of the Board (the “Advisory Agreement”); and

WHEREAS, pursuant to Section 23 of the Advisory Agreement, the Company, the Operating Partnership and the Service Provider desire to make certain amendments to the Advisory Agreement;

NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to such terms in the Advisory Agreement.

2.	Term of Agreement. Section 15 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:

“TERM OF AGREEMENT. This Agreement shall continue in force until March 31, 2018 (the “Initial Term”) and thereafter shat I renew automatically for successive one month periods (each, an “Automatic Renewal Term”) unless a majority of the Independent Directors or Service Provider elect to terminate this Agreement in accordance with Section 16 hereof; provided, however, that this Agreement shall terminate automatically at the effective time of the dissolution of the Company in accordance with a Plan of Liquidation or, if the assets of the Company are transferred to a liquidating trust (or the Company is converted into a liquidating entity), the final disposition of the assets transferred by the liquidating trust or entity.”

3.	Termination by the Parties. Section 16 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:

“TERMINATION BY THE PARTIES. This Agreement may be terminated at the expiration of any Automatic Renewal Term by (x) a majority of the Independent Directors, without Cause and without penalty, upon written Notice forty-five (45) days’ prior to the end of such term or (y) Service Provider, without Cause and without penalty, upon written Notice forty-five (45) days’ prior to the end of such term. Notwithstanding the foregoing, this Agreement (a) shall terminate automatically upon a Change of Control, (b) may be terminated upon fifteen (15) days’ written Notice by a majority of the Independent Directors with Cause, and (c) may be terminated upon fifteen (15) days’ written Notice by a majority of the Independent Directors if (i) the chief executive officer of the Company resigns or is otherwise unavailable to serve as chief executive officer of the Company for any reason and (ii) Service Provider has not proposed a new chief executive officer who is ready, willing and able to serve as chief executive officer and is acceptable to a majority of the Independent Directors in the good faith exercise of their discretion. The provisions of Sections 18 through 30 (inclusive) of this Agreement shall survive any expiration or earlier termination of this Agreement.”

4.	Compensation of Chief Executive Officer. From and after March 1, 2018, the Company shall reimburse the Advisor for the compensation of Wendy Silverstein as chief executive officer of the Company or otherwise, in such amounts as may be agreed between the Advisor and the Company.

5.	Effect of the Agreement. Except as modified by this Amendment No. 1, all of the terms of the Advisory Agreement are hereby ratified and confirmed and shall remain in full force and effect. This Amendment No. 1 shall be construed as one with the Advisory Agreement, and the Advisory Agreement shall, where context requires, be read and construed so as to incorporate this Amendment No. 1.

6.	General Provisions. The terms and provisions of Sections 22 through 30 (inclusive) of the Advisory Agreement are hereby incorporated by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment No. 1.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first written above.

NEW YORK REIT, INC.

By:	/s/ Randolph C. Read
Name: Randolph C. Read
Title: Chairman of the Board

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.

By: New York REIT, Inc., its general partner

By:	/s/ Randolph C. Read
Name: Randolph C. Read
Title: Chairman of the Board

WINTHROP REIT ADVISORS LLC

By:	/s/ Michael L. Ashner
Name: Michael L. Ashner
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement]